                                                                    EXHIBIT 99.4

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

     On October 13, 2004, Coventry, Merger Sub and First Health entered into a merger agreement pursuant to which First Health will be merged with and into Merger Sub, a wholly owned subsidiary of Coventry, with Merger Sub being the surviving entity. Under the terms of the merger agreement, holders of First Health common stock will receive 0.1791 shares of Coventry common stock and $9.375 in cash for each share of First Health common stock they own. Total consideration for the transaction, to be issued upon closing, is comprised of approximately 16.5 million shares of Coventry common stock, valued at approximately $782.7 million based upon the average of Coventry's share closing prices from October 12, 2004 through October 18, 2004, and approximately $904.9 million in cash. For purposes of the unaudited pro forma condensed combined financial statements, it is assumed that 100% of the outstanding options to purchase First Health common stock will be tendered for cash pursuant to First Health's option tender offer.

     The unaudited pro forma condensed combined financial statements give effect to the acquisition of First Health by Coventry as if the acquisition had occurred on January 1, 2003 and January 1, 2004 for purposes of the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2003 and the nine months ended September 30, 2004, respectively. The unaudited pro forma condensed combined financial statements give effect to the acquisition of First Health by Coventry as if the acquisition had occurred on September 30, 2004 for purposes of the unaudited pro forma condensed combined balance sheet as of September 30, 2004.

     Under the purchase method of accounting, the total estimated purchase price is allocated to the net tangible and intangible assets of an acquired entity based on their estimated fair values as of the completion of the transaction. A final determination of these fair values will include management's consideration of a valuation prepared by an independent valuation specialist. This valuation will be based on the actual net tangible and intangible assets of First Health that exist as of the closing date of the merger, currently estimated to occur in the first quarter of 2005.

     Because this unaudited pro forma condensed combined financial statements have been prepared based on preliminary estimates of fair values, the actual amounts recorded as of the completion of the merger may differ materially from the information presented in this unaudited pro forma condensed combined financial information. In addition to the final valuation, the impact of any integration activities, the timing of completion of the transaction and other changes in First Health's net tangible and intangible assets that occur prior to completion of the merger could cause material differences from the information presented below.

     The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes of Coventry, the historical consolidated financial statements and accompanying notes of First Health included in First Health's Annual Report on Form 10-K for the year ended December 31, 2003 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2004. The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of the consolidated results of operations or financial condition of Coventry that would have been reported had the transaction been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial condition of Coventry.

     This information is for illustrative purposes only. Coventry and First Health would likely have performed differently had they always been combined. You should not rely on this information as being indicative of future results after the merger.

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                            AS OF SEPTEMBER 30, 2004
                                 (IN THOUSANDS)

                                          COVENTRY    FIRST HEALTH     PRO FORMA
                                         HISTORICAL   HISTORICAL(1)   ADJUSTMENTS        PRO FORMA
                                         ----------   -------------   -----------        ----------
                                              ASSETS
  Current assets:
  Cash and cash equivalents............  $  398,853    $   27,660     $ (186,800)(4)     $  239,713
  Short-term investments...............     287,141         7,103                           294,244
  Accounts receivable, net.............      91,523       105,656                           197,179
  Other receivables, net...............      52,240                                          52,240
  Deferred income taxes................      35,698        23,155                            58,853
  Other current assets.................       8,670        47,235                            55,905
                                         ----------    ----------     ----------         ----------
  Total current assets.................     874,125       210,809       (186,800)           898,134
                                         ----------    ----------     ----------         ----------
  Long-term investments................     949,099       128,942                         1,078,041
  Property and equipment, net..........      29,917       247,200                           277,117
  Goodwill.............................     281,328       328,823       (328,823)(8)      1,747,829
                                                                       1,466,501(2)
  Other intangible assets, net.........      26,154        79,147        (79,147)(8)        301,154
                                                                         275,000(3)
  Other long-term assets...............      57,171        27,157         10,300(14)         94,628
                                         ----------    ----------     ----------         ----------
Total assets...........................  $2,217,794    $1,022,078     $1,157,031         $4,396,903
                                         ==========    ==========     ==========         ==========

                               LIABILITIES AND STOCKHOLDERS' EQUITY
  Current liabilities:
  Medical claims liabilities...........  $  597,510    $   23,394     $                  $  620,904
  Other medical liabilities............      48,767                                          48,767
  Accounts payable and other accrued
     liabilities.......................     198,139       123,834         38,200(9)         360,173
  Short-term debt......................                                   30,000(10)         30,000
  Income taxes payable.................                    25,359                            25,359
  Deferred revenue.....................      72,720                                          72,720
                                         ----------    ----------     ----------         ----------
  Total current liabilities............     917,136       172,587         68,200          1,157,923
                                         ----------    ----------     ----------         ----------
  Long-term debt.......................     170,500       195,000       (195,000)(12)     1,053,614
                                                                         883,114(10)
  Deferred income taxes and other
     long-term liabilities.............      26,065       176,265         96,250(2)         298,580
                                         ----------    ----------     ----------         ----------
  Total liabilities....................   1,113,701       543,852        852,564          2,510,117
                                         ----------    ----------     ----------         ----------
  Stockholders' equity:
  Common stock.........................       1,057         1,373         (1,373)(8)          1,057
  Treasury stock.......................    (291,043)     (628,690)       628,690(8)        (291,043)
  Additional paid in capital...........     588,923       347,405       (347,405)(8)      1,371,616
                                                                         782,693(2)(11)
  Retained earnings....................     794,003       758,476       (758,476)(8)        794,003
  Accumulated other comprehensive
     income............................      11,153          (338)           338(8)          11,153
                                         ----------    ----------     ----------         ----------
  Total stockholders' equity...........   1,104,093       478,226        304,467          1,886,786
                                         ----------    ----------     ----------         ----------
Total liabilities and stockholders'
  equity...............................  $2,217,794    $1,022,078     $1,157,031         $4,396,903
                                         ==========    ==========     ==========         ==========

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                      NINE MONTHS ENDED SEPTEMBER 30, 2004
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                              COVENTRY    FIRST HEALTH     PRO FORMA
                                             HISTORICAL   HISTORICAL(1)   ADJUSTMENTS     PRO FORMA
                                             ----------   -------------   -----------     ----------
Operating revenues:
  Managed care premiums....................  $3,843,529    $   28,200                     $3,871,729
  Management services......................      84,260       629,048                        713,308
                                             ----------    ----------      --------       ----------
Total operating revenues...................   3,927,789       657,248            --        4,585,037
                                             ----------    ----------      --------       ----------
Operating expenses:
  Medical costs............................   3,096,860        19,900                      3,116,760
  Selling, general and administrative......     455,705       439,369                        895,074
  Merger expenses..........................                     1,304      $ (1,304)(13)          --
  Depreciation and amortization............      12,921        57,678        11,458(3)        82,057
                                             ----------    ----------      --------       ----------
Total operating expenses...................   3,565,486       518,251        10,154        4,093,891
                                             ----------    ----------      --------       ----------
Operating earnings.........................     362,303       138,997       (10,154)         491,146
Interest and amortization expense..........      10,719         5,145        (5,145)(12)      43,349
                                                                             32,630(5)
Other income, net..........................      32,581         4,330        (3,375)(4)       33,536
                                             ----------    ----------      --------       ----------
Earnings before income taxes...............     384,165       138,182       (41,014)         481,333
Provision for income taxes.................     138,814        51,687       (14,355)(6)      176,146
                                             ----------    ----------      --------       ----------
Net earnings...............................  $  245,351    $   86,495      $(26,659)      $  305,187
                                             ==========    ==========      ========       ==========
Net earnings per share:
  Basic....................................  $     2.79    $     0.94                     $     2.92
  Diluted..................................  $     2.71    $     0.93                     $     2.85
Weighted average shares outstanding:
  Basic....................................      87,954        91,543                        104,411(7)
  Diluted..................................      90,527        92,858                        106,984(7)

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 2003
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                             COVENTRY    FIRST HEALTH     PRO FORMA
                                            HISTORICAL   HISTORICAL(1)   ADJUSTMENTS      PRO FORMA
                                            ----------   -------------   -----------      ----------
Operating revenues:
  Managed care premiums...................  $4,442,445    $   21,560                      $4,464,005
  Management services.....................      92,698       869,366                         962,064
                                            ----------    ----------      --------        ----------
Total operating revenues..................   4,535,143       890,926            --         5,426,069
                                            ----------    ----------      --------        ----------
Operating expenses:
  Medical costs...........................   3,607,289        21,462                       3,628,751
  Selling, general and administrative.....     543,478       560,416                       1,103,894
  Merger expenses.........................
  Depreciation and amortization...........      18,179        63,033        15,278(3)         96,490
                                            ----------    ----------      --------        ----------
Total operating expenses..................   4,168,946       644,911        15,278         4,829,135
                                            ----------    ----------      --------        ----------
Operating earnings........................     366,197       246,015       (15,278)          596,934
Interest and amortization expense.........      15,051         5,586        (5,586)(12)       58,309
                                                                            43,258(5)
Other income, net.........................      41,918         5,928        (4,500)(4)        43,346
                                            ----------    ----------      --------        ----------
Earnings before income taxes..............     393,064       246,357       (57,450)          581,971
Provision for income taxes................     142,919        93,623       (20,107)(6)       216,435
                                            ----------    ----------      --------        ----------
Net earnings..............................  $  250,145    $  152,734      $(37,343)       $  365,536
                                            ==========    ==========      ========        ==========
Net earnings per share:
  Basic...................................  $     2.84    $     1.61                      $     3.50
  Diluted.................................  $     2.75    $     1.57                      $     3.41
Weighted average shares outstanding:
  Basic...................................      88,113        94,883                         104,570(7)
  Diluted.................................      90,765        97,199                         107,222(7)

      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

 (1) While Coventry has conducted preliminary reviews of accounting and financial reporting policy differences relating to First Health, this review is ongoing and will continue throughout the merger process. As such, reclassifications or additional pro forma adjustments may be identified.

 (2) The unaudited pro forma condensed combined financial statements give effect to the issuance of Coventry common stock and cash based upon the exchange ratio of 0.1791 shares of Coventry common stock and $9.375 of cash for each outstanding share of First Health common stock. The cash and stock components of the merger consideration could change as explained under the caption "Market Price and Dividend Information" beginning on page 16. The average market price per share of Coventry common stock of $47.56 is based upon the average of the closing prices on the New York Stock Exchange for a range of trading days (October 12, 2004 through October 18, 2004) around the announcement date (October 14, 2004) of the merger. This results in an estimated purchase price of $1,726 million ($783 million in stock, $905 million in cash, and $38 million of estimated transaction costs) as follows (in thousands, except per share amounts):

STOCK CONSIDERATION
Coventry market price per share (measured as described
  above)....................................................  $47.56
Exchange ratio..............................................  0.1791
                                                              ------
Equivalent per share consideration..........................  $ 8.52
Outstanding shares of First Health common stock.............  91,887
                                                              ------
Fair value of shares of Coventry common stock to be
  issued....................................................           $  782,693
CASH CONSIDERATION
Per share cash consideration................................  $9.375
Outstanding shares of First Health common stock.............  91,887
                                                              ------
Cash to be paid to stockholders.............................           $  861,441
Cash to be paid for tendered options (assuming 100% are
  tendered).................................................           $   43,473
                                                                       ----------
Total cash to be paid.......................................           $  904,914
Estimated transaction costs.................................           $   38,200
                                                                       ----------
Estimated purchase price....................................           $1,725,807
                                                                       ==========

     The estimated purchase price of $1,726 million has been preliminarily allocated to acquired tangible and intangible assets and liabilities based upon their estimated fair values as of September 30, 2004 as detailed below (in thousands):

Estimated purchase price....................................   $1,725,807
First Health net tangible assets -- September 30, 2004......   $  (70,256)
                                                               ----------
Total excess purchase price.................................   $1,655,551
Estimated finite-lived intangible assets....................   $ (275,000)
Deferred tax liability for finite-lived intangible assets...   $   96,250
Cost of debt issuance (as described in note 14).............   $  (10,300)
                                                               ----------
Estimated goodwill..........................................   $1,466,501
                                                               ==========

 (3) Finite lived intangible assets relating to the First Health acquisition have been estimated at approximately $275 million, consisting of primarily customer lists, membership lists and provider networks. The estimated weighted average useful life is approximately 18 years and the estimated annual amortization expense is approximately $15.3 million.

 (4) Represents the use of free cash of $225 million to finance the transaction, less unpaid transaction costs (see note 9). The effective interest rate used for the foregone interest income is 2.0% based upon estimated current interest rates on Coventry's short term investments. The foregone interest income is estimated at $4.5 million for the year ending December 31, 2003 and $3.4 million for the nine months ending September 30, 2004.

 (5) Represents the estimated interest expense associated with borrowing the approximate $913 million to be paid as part of the merger consideration (see note 10). The effective interest rates include the amortization of estimated deferred issuance costs and are based upon the issuance of $500 million of senior notes at approximately 6.25% and $413 million of variable rate debt (based on LIBOR) with interest rates of 2.88% for the year ending December 31, 2003 and 2.94% for the nine months ending September 30, 2004. The cost of the unused portion of the revolving credit facility is .3%. The associated interest expense for the borrowings described above is estimated at $43.3 million for the year ending December 31, 2003 and $32.6 million for the nine months ending September 30, 2004.

 (6) Represents the pro forma tax effect of the pro forma adjustments based upon the statutory federal income tax rate of 35%.

 (7) Represents the increase in weighted average shares outstanding following the completion of the merger assuming the issuance of 16.5 million shares of Coventry common stock at the beginning of the period presented. The share issuance is based upon the 91.9 million outstanding shares of First Health common stock multiplied by the 0.1791 exchange ratio as described in note 2.

 (8) Represents the elimination of First Health's equity, goodwill and other intangible assets accounts.

 (9) Represents an accrual of $38.2 million for estimated merger expenses (including advisory fees, debt issuance costs and other transaction related costs).

(10) Anticipated sources of cash for the merger are as follows (in thousands):

Issuance of senior notes....................................   $ 500,000
Term loan ($30 million due within one year after closing)...   $ 300,000
$150 million revolving line of credit, remainder unused.....   $ 113,114
Cash on hand................................................   $ 225,000
Less: Payoff of First Health debt...........................   $(195,000)
                                                               ---------
Cash to be paid.............................................   $ 943,114
                                                               =========

(11) Represents the issuance of Coventry's common stock as consideration in the merger as described in note 2.

(12) Represents the payoff of the First Health debt and the corresponding estimated reduction in interest expense.

(13) Represents the elimination of First Health transaction expenses reported for the nine months ended September 30, 2004.

(14) Represents deferred financing costs associated with borrowings to finance the merger and related transactions that were reclassified to other long-term assets.